EXHIBIT 4.3
AMENDMENT NO. 1 TO
WARRANTS

THIS AMENDMENT NO. 1 TO WARRANTS (“Amendment”) is entered into as of March 28, 2012 between Gemini Master Fund, Ltd., a Cayman Islands corporation (the “Holder”), and Green Ballast, Inc., a Delaware corporation (the “Company”).

WHEREAS, on or about April 15, 2011, the Company issued the Holder three 7-year warrants (collectively, “Warrants”), including (A) a warrant to purchase 1,500,000 shares of Common Stock at an exercise price of $0.30, (B) a warrant to purchase 1,500,000 shares of Common Stock at an exercise price of $0.40, and (C) a warrant to purchase 2,000,000 shares of Common Stock at an exercise price of $0.60;

WHEREAS, on or about the date hereof, the Company and the Holder are entering into a Resale Restriction Agreement which limits the Holder’s right to sell shares of Common Stock as described therein (“Leak-Out Agreement”); and

WHEREAS, the Company and the Holder desire to enter into this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the Company and the Holder agree as follows:

1.  So long as the Leak-Out Agreement is in effect, Section 2(f) (Forced Exercise) of the Warrants shall not apply and be of no force or effect.

2. Except to the extent amended hereby, the Warrants shall remain in full force and effect.

3. All capitalized terms used herein, and not otherwise defined herein, have the respective meanings given to such terms in the Warrants.

4. This Amendment may be executed in any number of counterparts, each of which shall constitute an original document.  Electronic signatures, whether by fax, e-mail, or other electronic means, shall be treated as original signatures.

[Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed the day and year first set forth above.

COMPANY:

GREEN BALLAST, INC.

By:	/s/ Kevin Adams
Name:	Kevin Adams
Title:	Chief Executive Officer

HOLDER:

GEMINI MASTER FUND, LTD. By: GEMINI STRATEGIES, LLC, as investment manager

By:	/s/ Steven Winters
Name:	Steven Winters
Title:	President

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